UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant  ☐

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☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

MYERS INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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March 30, 2011
Dear Shareholder:
We have previously sent to you proxy materials for the Annual Meeting of Shareholders of Myers Industries, Inc. to be held on April 29, 2011. Your Board of Directors recommends that shareholders vote FOR Proposals 1-3 on the agenda and FOR one year relating to the frequency for holding the non-binding advisory vote on say-on-pay.
Your vote is important, no matter how many or how few shares you own. Please also note that recent changes to voting rules approved by the Securities and Exchange Commission have increased the importance of voter participation. Your broker does not have the discretion to vote your shares on Proposals 1, 3 and 4 without your specific instructions.
Please take the time to vote your shares today—by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Very truly yours,

John C. Orr
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.